EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-165224 on Form S-4 of CF Industries Holdings, Inc. of our report dated February 25, 2010, relating to the consolidated financial statements and financial statement schedule for the year ended December 31, 2009 of Terra Industries Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s retrospective adoption of guidance related to noncontrolling interests in consolidated financial statements effective January 1, 2009) and of our report dated February 25, 2010 relating to the effectiveness of Terra Industries Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2009 of Terra Industries Inc. and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska

March 19, 2010